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                                                                     EXHIBIT 3.3

Company No. 13115
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                 FRESH CERTIFICATE OF INCORPORATION CONSEQUENT
                               ON CHANGE OF NAME


In the Office of the Registrar of Companies   Karnataka, Bangalore.
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                                       (Under the Companies Act 1956 (1 of 1956)


IN THE MATTER OF   INFOSYS TECHNOLOGIES PRIVATE LIMITED
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      I hereby certify that Infosys Technologies Pvt. Limited, which was originally incorporated on Second day of July 1981 under the Companies Act, and under the name Infosys Consultants Private Limited having duly Passed the necessary resolution in terms of section 21/44 of Companies Act, 1956.

The name of the said company is this day changed to INFOSYS TECHNOLOGIES Limited and this certificate is issued pursuant to section 23(1) of the said Act.


            Given under my hand at Bangalore this Second day of June 1992 (One thousand nine hundred Ninety two)


                                             /s/ R. Mantra Murphy
                                             (R. MANTRA MURTHY)
[STAMP APPEARS HERE]
                                             ASSTT. Registrar of Companies
                                                    Karnataka, Bangalore

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Here give the name of the Company as existing prior to the change. Here give the name of the Act (s) under which the Company was originally registered and incorporated.

[The above language appears both in Hindi and English.]

The foregoing document contains both Hindi and English versions of the same text. I hereby certify that the English text is a fair and accurate translation of the accompanying Hindi text.



                                        /s/ T.V. Mohandas Pai
                                        ---------------------------
                                            T.V. Mohandas Pai